Exhibit 8.1

Nelson Cândido Motta	Rodrigo Piva Menegat	Julia Damazio de Barroso Franco
Oswaldo de Moraes Bastos Sobrinho	Renato Santos de Araujo	Marcelo Moura Guedes
Alaor de Lima Filho	Renata Weingrill Lancellotti	Fernanda Lopez Marques da Silva
Luiz Leonardo Cantidiano	Daniel Kalansky	João Candido Lindenberg Motta
Maria Lucia Cantidiano	Leonardo Di Cola	Maria Laura Ferreira Rossi
Eduardo Garcia de Araujo Jorge	Antonio Joaquim Pires de Carvalho e	Marcela Tarré Bernini
André Cantidiano	Albuquerque	Camila Aguileira Coelho
Osmar Simões	Marcelo Martin	Bernardo Souza Barbosa
Luiz Eduardo Cavalcanti Corrêa	Bruno Pierin Furiati	Thomas Banwell Ayres
Luiz Fernando Teixeira Pinto	Cecilia Vidigal Monteiro de Barros	Roberta Almeida Aguiar
Durval Soledade	Denise de Sousa e Silva Alvarenga	Gabrielle Cioni Bittencourt
Horacio Bernardes Neto	Andrea de Moraes Chieregatto	Gabriela Giacomin Cardoso
Maria Regina Mangabeira Albernaz Lynch	Camila Spinelli Gadioli	Ligia Lacerda Mansutti Fassani
Roberto Liesegang	Patricia Lynch Pupo	Mariana Souza Campos
Márcio Monteiro Gea	Mariana Martins Ribeiro	Juliana Moreira Gile
Claudia Gottsfritz	Ana Carolina Crepaldi de A. Penteado	Thiago Galvanin
Marcio Marçal F. de Souza	Cecília Mignone Modesto Leal	Edson Takeshi Nakamura
Michael Altit	Isabel Cantidiano	Ivan Iegoroff de Mattos
Viviane Paladino	Rodrigo de Campos Maia	Rubens Carlos de Proença Filho
Otto Eduardo Fonseca de Albuquerque Lobo	Beatriz Villas Boas P. Trovo	Marina Akemi Suzuki
Gustavo Goiabeira de Oliveira	Renato de Góes Ribeiro	Eduardo Nogueira de Oliveira e Silva
Flavio Aldred Ramacciotti	Juliana Alves do Nascimento
André Luiz de Lima Daibes	Isabel Godoy Seidl	CONSULTOR:
Luís Wielewicki	Guilherme Henrique Traub	Sebastião do Rego Barros
Marcelo Tourinho

March 30, 2012

São Paulo, Brazil

FIBRIA CELULOSE S.A.

Alameda Santos, 1357, 8th Floor

01419-908 São Paulo - SP

Brazil

Ladies and Gentlemen:

1.             We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as Brazilian counsel to Fibria Celulose S.A. (the “Company”), a corporation (sociedade por ações) organized under the laws of Brazil, in connection with the Registration Statement on Form F-3 filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on March 12, 2012 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (the “Registration Statement”), relating to the registration and sale from time to time by the Company of common shares (ações ordinárias), without par value, of the Company (“Common Shares”), including Common Shares in the form of American Depositary Shares (the “ADSs”), each representing one Common Share.

2.             For the purposes of giving this opinion we have examined or relied upon the Company’s by-laws and such other documents, corporate books and registers, contracts and certificates of officers of the Company, furnished to us by the Company, as we have deemed necessary or appropriate to enable us to render this opinion.

3.             We have not made any investigation of the laws of any jurisdiction outside Brazil, and this opinion is given solely in respect of the laws of Brazil at the date hereof and not in respect of any other law.  In particular, we have no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws.

4.             Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that the descriptions of Brazilian statutes and legal, governmental and regulatory proceedings included in the prospectus supplement that is a part of the Registration Statement under the heading “Taxation—Brazilian Tax Considerations” and the statements of law included therein, to the extent that they relate to matters of Brazilian law or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects.

5.             This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without the expressed written permission of the undersigned.

6.             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

7.             This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Registration Statement or the documents related thereto.

8.             This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.  Accordingly, you should seek advice of your counsel as to the proper application of this opinion letter at such time.

9.             This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

MOTTA FERNANDES, ROCHA
ADVOGADOS